Exhibit 99.1

FOR IMMEDIATE RELEASE

Quantum Computing Inc. Appoints Susan Hunt as Chief Revenue Officer and Creates Chief Product Officer
Role to Accelerate Commercial Growth

●	Former CRO, Pouya Dianat, assumes newly created Chief Product Officer role, strengthening product leadership while accelerating commercial growth

HOBOKEN, NJ – JULY 22, 2026 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), a vertically integrated quantum company pioneering photonics and semiconductor manufacturing, today announced the appointment of Susan Hunt as Chief Revenue Officer (CRO) and that Pouya Dianat, who has served as the Company’s CRO, will transition into the newly created role of Chief Product Officer (CPO). The leadership changes reflect QCi’s continued focus on accelerating commercial growth while strengthening product strategy and execution as the Company scales.

Joining QCi as CRO, Susan Hunt is an accomplished technology executive with more than 30 years of experience driving revenue growth and commercializing disruptive technologies across enterprise software, artificial intelligence, cloud computing, telecommunications and emerging technology markets. Hunt has consistently united cross-functional teams, developed scalable revenue organizations and successfully brought breakthrough technologies to market, driving sustained commercial growth.

Throughout her career, Hunt has held executive leadership positions at Orbital Insight, Nuance Communications, LivePerson, Salesforce and Sprint PCS, where she built and led high-performing global sales organizations, negotiated more than $2 billion in enterprise agreements and helped scale category-defining companies through rapid growth and market expansion. She is widely recognized for bringing breakthrough technologies to market and building enterprise sales organizations that consistently deliver sustainable revenue growth.

The creation of the Chief Product Officer (CPO) role marks an important step in QCi’s evolution. As CPO, Dianat will lead the Company’s product vision, strategy and management, ensuring QCi’s technologies are translated into differentiated solutions that address the evolving needs of commercial and government customers. Bringing a unique combination of market insight, customer understanding, and deep knowledge of QCi’s technical portfolio, Dianat is well-positioned to drive the Company’s product roadmap and accelerate innovation aligned with customer demand.

“This is a thoughtful and strategic evolution of our leadership team as QCi enters its next phase of growth,” said Yuping Huang, CEO of QCi. “Our technology and products are ready for broader deployment, delivering meaningful value to customers through practical applications in real-world environments. We are excited to welcome Susan to lead our revenue organization and accelerate commercial growth, while Pouya brings his deep understanding of our technology, customers and markets to the Chief Product Officer role. Together, they will strengthen our ability to execute our strategy and create long-term value for our customers and shareholders.”

As Chief Revenue Officer, Hunt will lead QCi’s global revenue strategy, sales organization, business development, strategic partnerships, customer success initiatives and go-to-market execution as the Company continues expanding its commercial presence.

“As organizations increasingly look to harness the power of quantum technology to solve complex business challenges, QCi is uniquely positioned to deliver practical, differentiated solutions,” said Susan Hunt, CRO. “Throughout my career, I have been passionate about bringing bleeding-edge technologies to market and building world-class enterprise sales organizations. I look forward to partnering with the exceptional team at QCi to accelerate commercialization, deepen customer relationships and drive the Company’s next phase of growth.”

As Chief Product Officer, Dianat will oversee product strategy, management and commercialization, working closely with technology, engineering and marketing teams to ensure QCi’s innovations are developed into market-leading solutions that solve meaningful customer challenges.

“I’m excited to take on this new role at an important point in QCi’s growth,” said Pouya Dianat, CPO. “Our opportunity is to transform innovative quantum technologies into products that solve real business problems. I look forward to leading our product strategy and working across the organization to bring solutions to market that help executives address complex operational challenges while unlocking the full potential of our technology.”

These leadership appointments underscore QCi’s commitment to aligning its executive team to support the Company’s next phase of growth. By strengthening leadership across both product innovation and commercial execution, QCi is well-positioned to accelerate customer adoption, expand revenue opportunities and deliver long-term value to customers, partners and shareholders.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is a vertically integrated quantum company pioneering photonics and semiconductor manufacturing, and delivering accessible, scalable, and cost-effective quantum machines, photonics products, and advanced packaging. The Company provides foundry services for photonic chips and semiconductor manufacturing, and offers a vertically integrated portfolio spanning photonics and electronic components, subsystems, and full-stack systems.

Designed to operate at room-temperature with low-power requirements, QCi’s technologies enable practical deployment across high-growth markets, including high-performance computing, artificial intelligence, cybersecurity, aerospace and defense, and advanced sensing and imaging.

Headquartered in Hoboken, New Jersey, QCi also has operations in Arizona, California, Illinois, Indiana, Massachusetts, North Carolina and Virginia. By combining advanced materials, device engineering, and scalable manufacturing, QCi delivers integrated quantum, photonics, and semiconductor technologies, accelerating commercialization and real-world adoption.

Company Contact:

John Nesbett/Zach Nevas
IMS Investor Relations
qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forecasts, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “enhance,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of QCi and members of its management as well as the assumptions on which such statements are based.  Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the acceleration of commercialization, increasing revenue, acceleration of product development and bringing quantum solutions to market, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward- looking statements to reflect changed conditions.